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                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT
                     (As amended and restated May 15, 1993)

     This Amended and Restated Registration Rights Agreement (this "Agreement") is entered into as of the 15th day of May, 1993, and amends and restates in full the Registration Rights Agreement originally entered into as of the 13th day of June, 1991 by and among Tessera, Inc. (formerly IST Associates Inc.), a Delaware corporation (the "Company") and the undersigned or identified holders of securities of the Company.

                                  WITNESSETH:

     WHEREAS, the investors set forth on Schedule A hereto (the "Prior Investors") are the owners of shares of common stock, par value $.01 per share of the Company (the "Common Stock");

     WHEREAS, the investors set forth on Schedule B hereto (the "Prior Warrantholders") are the holders of warrants, dated June 15, 1990 (the "1990 Warrants"), to purchase shares of Common Stock (the "1990 Warrant Shares");

     WHEREAS, the investors set forth in Schedule C hereto (the "Preferred Investors") have acquired shares of the Company's Series A 10% Cumulative Convertible Preferred Stock, par value $.01 per share and Series B 10% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), and each such share of Preferred Stock is initially convertible into one share of Common Stock (the "Conversion Share"), pursuant to that certain Stock Purchase Agreement as of June 13, 1991 (the "Stock Purchase Agreement") by and among the Company and the Preferred Investors;

     WHEREAS, certain investors set forth on Schedule D hereto (the "New Warrantholders") have or are concurrently contemplating acquiring from the Company warrants (the "New Warrants") to purchase share of Common Stock (the "New Warrant Shares") and warrants (the "Preferred Warrants") to purchase shares of Series B Preferred Stock (the "Preferred Warrant Shares");

     WHEREAS, the Company desires to grant registration rights as provided herein to the Prior Investors, the Prior Warrantholders, the Preferred Investors, and the New Warrantholders (collectively, the "Investors" and, excluding the Prior Investors, the "Venture Investors");
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     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for the other good and valuable consideration, the Investors and the Company agree as follows:

     1. Demand Registration Rights.

     (a) From time to time, upon the demand in writing of one or more Venture Investors or any transferees or assignees of such Venture Investors (the "Transferees") to have any or all of the Conversion Shares (including, for purposes hereof, shares of Common Stock issued upon conversion of the Preferred Warrant Shares, if and when they are issued) and/or the 1990 Warrant Shares or the New Warrant Shares (if and when they are issued) (collectively, the "Warrant Shares" and, together with the Conversion Shares, the "Venture Shares") which they own or have the right to acquire offered to the public pursuant to a bona fide underwritten public offering, the Company shall give written notice of such demand promptly to all of the Investors and Transferees providing such Investors or Transferees with the opportunity to participate in such demand registration. Such Investors and Transferees shall notify the Company, within fifteen (15) days of receipt of such notice from the Company, whether they desire to have any or all of the Conversion Shares, Warrant Shares or shares of Common Stock (collectively, "Shares") which they own or have the right to acquire, included in such public offering. The right of the Prior Investors to participate in such registration is subject to Section 1(d). The Company will thereafter diligently prepare, file and process to effectiveness a registration statement under the Securities Act of 1933 (the "1933 Act") (on and in compliance with such applicable registration forms as may be designated by the Venture Investors or Transferees holding a majority of the Venture Shares to be included therein) and any amendments or supplements required to be filed to ensure that such registration remains effective under the 1933 Act, to permit the Investors and Transferees or any of them, to offer and sell to the public the number of Shares demanded to be registered. The Company shall file the aforesaid registration statement as soon as reasonably practicable, and in any event, within forty-five
(45) days following receipt of such written request if the Company has previously consummated a public offering of the Common Stock, otherwise within ninety (90) days following receipt of such written request. The Company shall use its best efforts to cause the registration statement to become and remain effective until the earlier of the sale of all the Shares included in the registration statement or the expiration of one hundred eighty (180) days from the effective date thereof.


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     (b)  Notwithstanding the foregoing:

          (i) The Company shall not be required to comply with the demand for registration pursuant to Section 1(a), unless such demand is for the registration of at least one-third of the total number of Conversion Shares issued under the Stock Purchase Agreement or pursuant to exercise of the Preferred Warrants (if and when issued) and Warrant Shares issued pursuant to exercise of the 1990 Warrants and the New Warrants (if and when issued).

          (ii) The Company shall not be required to cause a registration statement pursuant to Section 1(a) to become effective prior to sixty (60) days following the effective date of a registration statement initiated by the Company.

     (c) Subject to any generally applicable blue sky requirements with respect to the allocation of expenses, in the case of (i) the first two demand registrations under this Section 1, (ii) any demand registration in which the Company includes securities to be registered and (iii) any demand registration that can be effected on Form S-3 or any successor form (up to a maximum of two Form S-3 registrations per year), the Company shall bear all costs and expenses of the registration statement (and all amendments and supplements thereto) required to effect such registration, including legal, printing, and accounting expenses, and Securities and Exchange Commission ("SEC") filing fees and blue sky fees and expenses, but the Company shall have no obligation to pay or otherwise bear any portion of (i) transfer taxes payable on account of the transfers of the Shares, or (ii) any underwriter's commission, discounts and expenses attributable to the Shares being offered and sold by the Investors or the Transferees. A demand registration which does not become effective or does not result in the registration and sale of at least ninety percent (90%) of the Venture Shares demanded to be registered by the Venture Investors and Transferees, shall not be deemed a demand registration for purposes hereof.

     (d) If, at the time of the first demand registration, the Company has not consummated an underwritten public offering, such demand registration shall be made through an underwriter. If a demand registration under this Section 1 is to be made through an underwriter, the Venture Investors and Transferees selling a majority of the Venture Shares being sold thereunder shall have the right to designate the lead underwriter. In the event the managing underwriter for such offering and sale advises that the number of shares proposed to be sold in any such offering pursuant to this Section 1 is greater than the number of shares which the underwriter believes feasible to sell at that time, at the price and upon the terms

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approved by or on behalf of Venture Investors and Transferees holding a majority of the Venture shares to be included in such registration statement, then the number of shares which the underwriter believes may be sold shall be allocated in the following order; (i) in full to the Venture Investors and the Transferees, pro rata according to the number of Venture Shares owned by them, then (ii) if there is any balance of available shares, in full to the Prior Investors (pro rata according to the number of Shares owned by them), and (iii) if there is any balance of available shares, in full to the Company, in the event that the offering is not underwritten, the Prior Investors and the Company shall be precluded from selling any shares pursuant to a registration statement under Section 1 hereof until all of the Venture Shares included in such registration statement by the Venture Investors and Transferees have been sold.

     2. Piggy-Back Registration Rights. On each occasion, if any, following the date hereof that the Company contemplates filing with the SEC a registration statement under the 1933 Act relating in whole or in part to the primary offer and sale of shares of Common Stock, other than a registration statement which exclusively relates to the registration statement under an employee stock option, bonus or other compensation plan (and other than a demand registration pursuant to section 1), the Company shall so notify the Investors and the Transferees in writing of its intention to do so at least thirty (30) days prior to the filing of each such registration statement. Each Investor and Transferee who gives written notice to the company, within fifteen (15) days of receipt of such notice from the Company, of such Investor's or Transferee's desire to have any of its Shares included in such registration statement, may, subject to the provisions of this Section 2, have its Shares so included. The Company shall file any required amendments of or supplements to any registration statement filed pursuant to this Section 2 and otherwise use its best efforts to insure that such registration statement remains in effect under the 1933 Act until the earlier of the sale of all of this Shares included in the registration or the expiration of one hundred eighty (180) days from the effective date thereof, subject to Section 3. The Company shall, subject to any generally applicable blue sky requirements with respect to allocation of expenses, bear all costs and expenses in connection with the registration statement and sale of any such Shares other than the expenses which would be borne by the selling shareholders in a demand registration pursuant to Section 1(c) hereof. Notwithstanding the foregoing, if the managing underwriter of any such offering determines that the number of shares proposed to be sold by the company and/or by the Investors and the Transferees is greater than the number of shares which the underwriter believes feasible to sell at that time, at the price and upon the terms approved by the company, then the number of shares which the underwriter believes may be sold shall be



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allocated in the following order: (i) primary shares being offered by the
Company and (ii) pro rata among the Investors and the Transferees, according to the number of Shares owned by them.

     3. Additional Covenants Concerning Sale of Shares. If permitted by applicable law and regulations, the Company at the request of any Investor or Transferee whose Shares are included in any registration statement filed by the Company, shall file such amendments and/or supplements to such registration statement, and take such other steps, as may be required to maintain such registration statement in effect, and to keep the information therein current, so long as any of the Shares included therein remain unsold. In connection with any registration statement referred to in this Agreement, the Company shall furnish to each Investor or Transferee whose Shares are included therein (or to any broker or other person at its request) a reasonable number of copies of such registration statement, each amendment and supplement thereto and each document included therein, and such number of copies of the then current prospectus included therein as they may from time to time reasonably request.

     4. Blue Sky Provisions. The Company, at its expense, shall cause any of the Shares included in a registration statement referred to in this Agreement to be qualified under the laws of such number of jurisdictions as the Investors and Transferees, or the managing underwriter named therein, may reasonably designate, and the Company will continue such qualifications in effect so long as maybe necessary to comply with all applicable laws regulating sales of securities.

     5. Advertising the Investors and the Transferees. In connection with any registration statement referred to in this Agreement, the Company will promptly advise each Investor and each Transferee whose Shares are included therein, and confirm such advice in writing (i) when the registration statement has become effective, (ii) upon the filing of any amendment or supplement to the registration statement becomes effective, and (iv) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information. If at any time the SEC should institute or threaten to institute any proceeding for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement, the Company will promptly notify the Investors and Transferees whose Shares are included in such registration statement, and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible; and the Company will advise the Investors and the Transferees promptly of any order to communication of any public board or body addressed



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to the Company suspending or threatening to suspend the qualification of any shares of Common Stock for sale in any jurisdiction.

      6.    Indemnification.

            (a) With respect to the registration rights described in Section 1 and 2 hereof, the Company hereby agrees to indemnify, hold harmless and defend each Investor and each Transferee and each person, if any, who is deemed a controlling person of any such Investor or Transferee within the meaning of the 1933 Act, against any and all losses, claims, damages, liabilities and expenses (including legal and other expenses incurred in investigating and defending against the same), to which they, or any of them, may become subject under the 1933 Act or other statute or common law, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus included therein, or any amendment thereof or supplement thereto, or (ii) the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 6(a) shall not apply to any such alleged untrue statement or omission made in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of such Investor or Transferee. As soon as practicable after the receipt by any Investor or Transferee of notice of claim or action against any of the Investors and Transferees in respect of which indemnity may be sought from the Company hereunder, such Investor or Transferee shall notify the Company thereof in writing, and the Company shall assume the defense of such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to a majority in interest of the Investors and Transferees.

            (b) Each Investor, severally but not jointly, hereby agrees, and each Transferee, by exercising its registration rights under this Agreement shall be deemed to agree, to indemnify, hold harmless and defend the Company, its directors and officers, and each person, if any, who is deemed a controlling person of the Company within the meaning of the 1933 Act, and each other Investor and Transferee against any and all loses, claims, damages, liabilities and expenses (including reasonable legal or other expenses incurred investigating and defending against the same), to which they or any of them may become subject under the 1933 Act or other statute or common law, arising out of or based upon (i) alleged untrue statement of a material fact contained in any such registration statement or preliminary prospectus or prospectus included therein, or any amendment thereof or supplement thereto, or (ii) the alleged



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omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 6(b) shall apply in each case only to the extent such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor or Transferee in connection with the preparation of the registration statement. The Company, and any other person in respect of which indemnity may be sought from an Investor or Transferee hereunder, shall, as soon as practicable after the receipt of notice of any claim or action against the Company or such other person or entity, notify such Investor or Transferee thereof in writing, and such Investor and Transferee shall assume the defense of any such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to a majority in interest of the Investors and Transferees.

     7. Registration under Securities Exchange Act of 1934. If the Company shall at any time have completed a public offering of shares of Common Stock, it shall thereafter take such steps as may be necessary to register the Common Stock under Section 12 of the Securities Exchange Act of 1934, to maintain such status, and to file with the SEC all current reports and other information as may be necessary to enable the Investors or the Transferees to effect sales of Shares in reliance upon Rule 144 under the 1933 Act.

     8. Entire Agreement. This Agreement, together with all Schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreement, understandings, registrations and discussions, whether written or oral, of the parties.

     9. Successors and Assigns. All terms, covenants, obligations and undertakings in this Agreement shall be binding upon and inure to the benefit of the Company, the Investors, and each of their respective successors, assigns, transferees, heirs, distributees and personal representatives; provided, however that Company may not assign its obligations hereunder.

     10. Amendments, Modifications, Waivers and Discharges. Neither this Agreement nor any provisions hereunder may be amended, modified, waived or discharged unless such amendment, modification, waiver of discharge is agreed to in writing, duly subscribed and acknowledged with the same formality as this Agreement, and signed by Investors holding at least fifty-one percent (51%) in aggregate interest of the Shares then issued and outstanding, subject to
Section 17 hereof. Any waiver of a right, term or provision hereunder by the Investors shall not be deemed a continuing waiver and shall not prevent the Investors


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or any of them) from thereafter enforcing such right, term, or provision, and the failure of the Investors (or any of them) to insist in one or more instances upon strict performance by the Company of any of the terms and provisions of this agreement shall not be construed as a waiver or relinquishment for the future of any such right, term or provision, but the same shall continue in full force and effect.

     11. Applicable Law. This Agreement shall be deemed to have been made and delivered in the State of New York, and the validity and interpretation hereof and the performance hereunder shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.

     12. Severability. If any provisions contained in this Agreement shall to any extent be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision contained in this Agreement which is held to be invalid or unenforceable under applicable law shall be, if possible, modified or altered to conform to such applicable law, or if not possible, shall be deemed to be omitted herefrom.

     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument, and it shall not be deemed necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged thereby.

     14. Schedules. Any reference in this Agreement to a "Schedule" shall mean such schedule or exhibit as annexed to this Agreement, each of which shall be deemed incorporated herein and made a part hereof.

     15. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if telecopied (and then mailed postage paid by first class mail); the day after it is sent if sent for next day deliver to a domestic address by a recognized overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested; and, if intended for any Venture Investor, shall be addressed to such Venture investor at the address indicated at the foot of this Agreement or to any such other address as any Venture Investor shall specify in a notice to the Company, with a copy to Shereff, Friedman, Hoffman & Goodman, 919 Third Avenue, New York, New York 10022, Attention: Lawrence G. Goodman, Esq., and, if intended for the Company, shall be addressed to the Chief Executive Officer, IST Associates


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Inc., 570 Taxter Road, Elmsford, New York 10523, or to any such other address as the Company shall specify in a notice to the Investors, with a copy to Brobeck Hale and Dorr International, 1301 Avenue of the Americas, New York, New York 10019, Attention: Richard R. Plumridge, Esq., and if intended for any prior Investor, to the address indicated at the foot of this Agreement, or to such other address as such Prior Investor shall specify in a notice to the Company, with a copy to Brobeck Hale and Dorr International, 1301 Avenue of the Americas, New York, New York 10019, Attention: Richard R. Plumridge, Esq.

     16. Captions. The captions of the various sections of this Agreement are for convenience only and shall be accorded no weight in the construction of this Agreement.

     17. Subsequent Investors. The parties acknowledge and agree that in the event that Subsequent Investors (as such term is defined in the Stock Purchase Agreement) become Investors under the Stock Purchase Agreement, they shall be entitled to registration rights hereunder with respect to the Preferred Stock and Conversion Shares purchased thereunder, and upon such purchase, each such Subsequent Investor shall execute a counterpart copy of this Agreement and thereafter shall be deemed a Preferred Investor, and Investor and a Venture Investor hereunder, with the rights and obligations thereof as specified in this Agreement, without any further action on the part of the Company or the other Investors.

     18. Aggregation of Interests. It is acknowledged and agreed that certain of the Venture Investors are related to other Venture Investors by virtue of common advisor, manager or general partner or other similar relationship. The Venture Shares which are owned or may be acquired by each related Venture Investor shall be aggregated for purposes of determining the number of Venture Shares which are owned or may be acquired by any particular Venture Investor.

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